Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C.  SECTION 1350

Michael V. Shustek, as Chief Executive Officer and Director of Vestin Mortgage, Inc., the sole manager of Vestin Fund III, LLC (the “Registrant”), and Michael V. Shustek, as Interim Chief Financial Officer of Vestin Mortgage, Inc., hereby certify, pursuant to 18 U.S.C. §1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Registrant’s Report on Form 10-Q for the three and nine months ended September 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: November 10, 2010

/s/ Michael V. Shustek
Michael V. Shustek
Chief Executive Officer and Director*
of Vestin Mortgage, Inc., sole Manager of the Registrant

Date: November 10, 2010

/s/ Michael V. Shustek
Michael V. Shustek
Interim Chief Financial Officer**
of Vestin Mortgage, Inc., sole Manager of the Registrant

* Michael V. Shustek functions as the equivalent of the Chief Executive Officer of the Registrant for purposes of 18 U.S.C. Section 1350.

**Michael V. Shustek functions as the equivalent of Interim Chief Financial Officer of the Registrant for purposes of 18 U.S.C. Section 1350.